KPMG LLP (KPMG) served as the independent registered public accounting firm of the Funds, included in Appendix A, each a Fund of PGIM ETF Trust, for the fiscal years ended August 31, 2019 and August 31, 2018 and will serve as the Funds' independent registered public accounting firm for the fiscal year ending August 31, 2020. KPMG's reports on the financial statements for the fiscal years ended August 31, 2019 and August 31, 2018 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During such fiscal year-ends and through December 12, 2019, the date of dismissal, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds' financial statements for such period, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On December 12, 2019, the Audit Committee and the Trust's Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC), to serve as the independent registered public accounting firm for Funds' fiscal year ending August 31, 2021, thereby replacing KPMG effective upon completion of their August 31, 2020 audits and issuance of their reports thereon. During the Funds' fiscal years ended August 31, 2019 and August 31, 2018 and through December 12, 2019, neither PGIM ETF Trust, nor the Funds, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Appendix A:

PGIM Ultra Short Bond ETF

PGIM Active High Yield Bond ETF

PGIM QMA Strategic Alpha Large-Cap Core ETF

PGIM QMA Strategic Alpha Small-Cap Growth ETF

PGIM QMA Strategic Alpha Small-Cap Value ETF

PGIM QMA Strategic Alpha International Equity ETF

April 28, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the PGIM ETF Trust Funds included in Appendix A, and under the date of October 15, 2019, we reported on the financial statements of the PGIM ETF Trust Funds as of and for the years ended in Appendix A. On December 12, 2019, we were dismissed as independent registered public accountant effective upon completion of the August 31, 2020 audits and the issuance of our reports thereon.

We have read the statements made by the PGIM ETF Trust included under Item 13(a)(4) of Form N-CSR dated April 28, 2020, and we agree with such statements except that we are not in a position to agree or disagree with the statements that (1) the Audit Committee and PGIM ETF Trust's Board of Trustees approved the engagement of PricewaterhouseCoopers LLP (PwC) to serve as the independent registered public accounting firm, and (2) neither PGIM ETF Trust nor the Funds, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a disagreement or reportable events.

Very truly yours,

KPMG LLP

Appendix A

Fund	Years Ended

PGIM Ultra Short Bond ETF	Year ended August 31, 2019 and the period from
April 5, 2018 (commencement of operations) to
August 31, 2018

PGIM Active High Yield Bond ETF	Period from September 24, 2018 (commencement
of operations) to August 31, 2019

PGIM QMA Strategic Alpha Large-Cap Core	Period from October 17, 2018 (commencement of
operations) through August 31, 2019

PGIM QMA Strategic Alpha Small-Cap Growth	Period from November 13, 2018 (commencement
of operations) through August 31, 2019

PGIM QMA Strategic Alpha Small-Cap Value	Period from November 13, 2018 (commencement
of operations) through August 31, 2019

PGIM QMA Strategic Alpha International Equity	Period from December 4, 2018 (commencement
of operations) through August 31, 2019